As filed with the Securities and Exchange Commission on January 8, 2007
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933
Gerber Scientific, Inc.
(Exact name of registrant as specified in its charter)

Connecticut	06-0640743
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

83 Gerber Road West
South Windsor, Connecticut	06074
(Address of principal executive offices)	(Zip Code)
Gerber Scientific, Inc. 1992 Non-Employee Director Stock Option Plan
(Full title of the plan)
William V. Grickis, Jr.
Senior Vice President, General Counsel and Secretary
83 Gerber Road West
South Windsor, Connecticut 06074
(Name and address of agent for service)
(860) 644-1551
(Telephone number, including area code, of agent for service)
Copy to:
Richard J. Parrino, Esq.
Hogan & Hartson L.L.P.
8300 Greensboro Drive
McLean, VA 22102
(703) 610-6100
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum	Amount of
	Amount to be	offering price	aggregate offering	registration
Title of securities to be registered	registered(1)	per share(2)	price(2)	fee
Common Stock	98,000 (3)	$13.85	$1,357,300	$146

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement covers, in addition to the number of shares of common stock shown above, an indeterminate number of shares of common stock which, by reason of certain events, may become subject to the plans.

(2)	Estimated pursuant to Rule 457(h) solely for purposes of calculating the maximum aggregate offering price and the amount of the registration fee for the 98,000 shares reserved for issuance under the Gerber Scientific, Inc. 1992 Non-Employee Director Stock Option Plan (the “Plan”). The proposed maximum aggregate offering price per share and proposed maximum aggregate offering price for the 98,000 shares of common stock reserved for future issuance upon the exercise of options outstanding under the Plan are calculated using a weighted average exercise price for such shares of $13.85 per share.

(3)	Represents options outstanding under the Plan.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     Item 1. Plan Information.*
     Item 2. Registrant Information and Employee Plan Annual Information.*

*	The documents containing the information specified in Part I will be sent or given to holders of options under the Gerber Scientific, Inc. 1992 Non-Employee Director Stock Option Plan (the “Plan”). According to the Note to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “SEC”), either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
     Item 3. Incorporation of Documents by Reference.
     The following documents which have been filed by the Registrant with the SEC are hereby incorporated herein by reference:
(a)	the Registrant’s Annual Report on Form 10-K for its fiscal year ended April 30, 2006, filed with the SEC on July 28, 2006;

(b)	the Registrant’s Quarterly Report on Form 10-Q for its fiscal quarter ended July 31, 2006, filed with the SEC on September 8, 2006;

(c)	the Registrant’s Quarterly Report on Form 10-Q for its fiscal quarter ended October 31, 2006, filed with the SEC on December 8, 2006;

(d)	the Registrant’s Current Reports on Form 8-K filed with the SEC on May 30, 2006, September 27, 2006 and November 9, 2006;

(e)	the disclosure contained in Item 4.02 of the Registrant’s Current Report on Form 8-K filed with the SEC on July 13, 2006; and

(f)	the description of the Registrant’s common stock contained in its Form 8-A filed with the SEC on September 11, 1980, including any amendments or reports the Registrant files for the purpose of updating this description.
     The Registrant does not incorporate by reference any portion of any document, including any Current Report on Form 8-K, which is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject any portion of any such document to the liability of that section unless the Registrant expressly states that such information is so deemed to be filed or unless the Registrant expressly incorporates such information by reference into this registration statement. Subject to the foregoing, all documents and reports subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of the filing of such documents or reports.

     In addition, any statement contained in a document incorporated or deemed to be incorporated by reference into this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any other subsequently filed document which also is or is deemed to be incorporated into this registration statement modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
     Item 4. Description of Securities.
     Not applicable. (The common stock is registered under Section 12(b) of the Exchange Act.)
     Item 5. Interests of Named Experts and Counsel.
     Not applicable.
     Item 6. Indemnification of Directors and Officers.
          The Registrant is a Connecticut corporation subject to the applicable indemnification provisions of the Connecticut Business Corporation Act (the “CBCA”). Under section 33-771 of the CBCA, a corporation incorporated under the laws of Connecticut prior to January 1, 1997, such as the Registrant, is required to indemnify an individual who is a party to a proceeding because he or she is a director against liability incurred in the proceeding if (a) such person conducted himself or herself in good faith, (b) such person reasonably believed (i) in the case of conduct in such person’s official capacity, that his or her conduct was in the best interests of the corporation, (ii) in all other cases, that such conduct was at least not opposed to the best interests of the corporation, and (c) in the case of any criminal proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. In addition, unless ordered by a court, a corporation may not indemnify such person in connection with a proceeding by or in the right of the corporation (except for reasonable expenses incurred in connection with the proceeding if it is determined that such person has met the standard of conduct set forth in the foregoing sentence) or in connection with any proceeding with respect to conduct for which such person was adjudged liable on the basis that he or she received a financial benefit to which he or she was not entitled. Indemnity is mandatory to the extent the matter has been successfully defended. Under section 33-776 of the CBCA, a corporation incorporated under the laws of Connecticut prior to January 1, 1997 also is required to indemnify an officer, employee and agent who is a party to a proceeding because he or she is an officer, employee or agent of the corporation to the same extent as a director. Section 33-776 of the CBCA further provides that if such person is an officer, employee or agent but not a director and such person is a party to a proceeding because he or she is an officer, employee or agent of the corporation, a corporation may indemnify such person to such further extent, consistent with public policy, as may be provided by contract, the certificate of incorporation of the corporation, the bylaws of the corporation or a resolution of the board of directors.
          The Registrant’s restated by-laws provide that the Registrant shall indemnify and reimburse, to the fullest extent permitted under applicable law, any current or former director or officer or, at the discretion of the Board of Directors, any current or former employee or agent made a party to any action, suit or proceeding, by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant, for expenses, including attorneys’ fees, and such amount of any judgment, fine or settlement for which he or she may have become liable or actually incurred in connection with the defense or reasonable settlement of any such action or threatened action, suit or proceeding. The Registrant’s restated certificate of incorporation provides that the personal liability of any director to the Registrant or its shareholders for monetary damages for breaching his or her duty as a director is limited to the amount of compensation received by the director for serving the Registrant during the year of the violation if such breach did not, among other things, (a) involve a knowing and culpable violation of law by the director, (b) enable the director or an associate to receive an improper personal economic gain, (c) show a lack of good faith and a conscious disregard for the duty of the director to the Registrant under circumstances in which the director was aware that his or her conduct or omission created an unjustifiable risk of serious injury to the Registrant, or (d) constitute a sustained and unexcused pattern of inattention that amounted to an abdication of the director’s duty to the Registrant. The Registrant has obtained directors’ and officers’ reimbursement and liability insurance against certain liabilities.

     Item 7. Exemption from Registration Claimed.
     Not applicable.
     Item 8. Exhibits.

Exhibit No.	Description of Exhibit

5.1	Opinion of Hogan & Hartson L.L.P. with respect to the legality of the common stock registered hereby. Filed herewith.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm. Filed herewith.

23.2	Consent of KPMG LLP, Independent Registered Public Accounting firm. Filed herewith.

23.3	Consent of Hogan & Hartson L.L.P. (contained in its opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to this registration statement).
     Item 9. Undertakings.
     (a) The undersigned registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
               (i) If the Registrant is relying on Rule 430B:
                    (A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and
                    (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date; or
               (ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than Registration Statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.
          (6) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
               (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
               (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

               (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
               (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the city of South Windsor, state of Connecticut, on this 8th day of January 2007.

GERBER SCIENTIFIC, INC.
By:	/s/ Marc T. Giles
Marc T. Giles
President and Chief Executive Officer (Duly Authorized Officer)

POWER OF ATTORNEY
     Each person whose signature appears below constitutes and appoints Marc T. Giles and Jay Zager, and each of them, his or her true and lawful attorneys-in-fact, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact of any of them, or his or her or their substitute of substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed as of January 8, 2007 by the following persons in the capacities indicated:

Signature	Title

/s/ Marc T. Giles Marc T. Giles	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Jay Zager Jay Zager	Chief Financial Officer (Principal Financial Officer)

/s/ John J. Krawczynski John J. Krawczynski	Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)

Signature	Title

/s/ Donald P. Aiken Donald P. Aiken	Chairman and Director

/s/ Edward G. Jepsen Edward G. Jepsen	Director

/s/ Randall D. Ledford Randall D. Ledford	Director

/s/ John R. Lord John R. Lord	Director

/s/ Carole F. St. Mark Carole F. St. Mark	Director

/s/ A. Robert Towbin A. Robert Towbin	Director

/s/ W. Jerome Vereen W. Jerome Vereen	Director

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

5.1	Opinion of Hogan & Hartson L.L.P. with respect to the legality of the common stock registered hereby. Filed herewith.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm. Filed herewith.

23.2	Consent of KPMG LLP, Independent Registered Public Accounting firm. Filed herewith.

23.3	Consent of Hogan & Hartson L.L.P. (contained in its opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to this registration statement).